Exhibit 99.3

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

	Bob Tucker	Joe Longo
	561-988-3619	609-720-4545

Kathryn Mikells Named Chief Financial Officer of ADT

SCHAFFHAUSEN, Switzerland – April 10, 2012 – Tyco International Ltd. today announced that Kathryn Mikells will take the role of chief financial officer of The ADT Corporation to be created upon separation from Tyco later this year. This announcement is made in connection with the filing of the ADT Form 10 registration statement with the Securities and Exchange Commission.

“Kathryn is a strong addition to our ADT management team,” said Naren Gursahaney, current president of Tyco’s ADT North American residential and small business security segment and future chief executive officer of The ADT Corporation. “Kathryn brings impressive financial leadership expertise and a proven track record of managing transformation while driving financial discipline. She will help guide ADT to a successful separation from Tyco, and advance our strategies of strengthening and expanding the core residential business while also investing in new platforms for growth.”

Ms. Mikells, 46, joins ADT from Nalco, a global leader in water treatment and energy technologies, where she served as chief financial officer. Prior to joining Nalco in October 2010, Ms. Mikells served as executive vice president and chief financial officer of UAL Corporation, the parent company of United Airlines. During her 16 years with UAL, she held a variety of senior leadership roles, including vice president of investor relations, vice president of financial planning and analysis, and vice president and treasurer. Before joining UAL, Ms. Mikells spent six years in the financial services industry with companies such as GE Capital Corporate Finance and Household International. Ms. Mikells serves on the board of directors for The Hartford Financial Services Group, Inc. and The Weitz Company.

About ADT

Upon separation from Tyco International Ltd., The ADT Corporation will be a leading provider of electronic security, interactive automation and related monitoring services for residences and small businesses in North America. ADT’s broad and pioneering set of products and services, including ADT Pulse interactive home and business solutions, and home health services, meet a range of customer needs for modern lifestyles. ADT helps provide peace of mind to more than six million customers in the U.S. and Canada. Headquartered in Boca Raton, Florida, ADT employs 16,000 people at nearly 200 locations. More information is available at www.adt.com.

About Tyco International

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of more than $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

ADDITIONAL INFORMATION

In connection with the proposed spin-off of The ADT Corporation, a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”). Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTION. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transaction. Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.